Exhibit 99(j)(i)(1)



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 17, 2003, relating to the financial statements and financial highlights of Focused Large-Cap Growth Portfolio, Focused Multi-Cap Growth Portfolio, Focused 2000 Growth Portfolio, Focused Large-Cap Value Portfolio, Focused Multi-Cap Value Portfolio, Focused 2000 Value Portfolio, Focused Growth and Income Portfolio, Focused International Equity Portfolio and Focused Technology Portfolio which appear in the October 31, 2003 Annual Report to Shareholders of SunAmerica Style Select Series, Inc., which are also incorporated by reference into the Registration Statement.

We also hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 17, 2003, relating to the financial statements and financial highlights of Focused Equity Strategy Portfolio, Focused Multi-Asset Strategy Portfolio, Focused Balanced Strategy Portfolio, Focused Fixed Income and Equity Strategy Portfolio, Focused Fixed Income Strategy Portfolio which appear in the October 31, 2003 Annual Report to Shareholders of SunAmerica Style Select Series, Inc., which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Legal Counsel" in such Registration Statement.


/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP

New York, NY
February 20, 2004